Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  May 11, 2011

Spine Pain Management, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 521-4220
(Registrant’s telephone number)

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by us on May 17, 2011 (the “Original Report”) with the U.S. Securities and Exchange Commission (the “SEC”). The sole purpose of this amendment is to disclose, as required by SEC regulations, our decision regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers. No changes have been made to the Original Report.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As reported in the Original Report, at the Annual Meeting of Stockholders of Spine Pain Management, Inc. held on May 11, 2011, we allowed stockholders to vote, on an advisory basis, whether advisory votes on executive compensation should occur every one, two or three years.  The greatest number of votes cast (10,272,716) by stockholders were voted in favor of holding future advisory votes on executive officer compensation every three years.  In light of this result, our Board of Directors has decided that future advisory votes on named executive officer compensation will be held every three years until the next stockholder advisory vote on the frequency of such votes, which in accordance with applicable regulations, will occur no later than our Annual Meeting in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: September 29, 2011	Chief Executive Officer